Exhibit 10.96

GUARANTY

This GUARANTY (the “Guaranty”), dated ___________, is between Total S.A., a société anonyme organized under the laws of the Republic of France (the “Guarantor”), and [BANK], a ________________________, having its registered office at ___________________ (the “Bank”).

RECITALS

WHEREAS, SunPower Corporation (the “Obligor”) is a party to that certain [Credit Agreement, dated as of [        ]] with the Bank (the “Contract”);

WHEREAS, the Guarantor owns a portion of the equity interest in the Obligor and will receive direct and indirect benefits from the Bank's performance of the Contract;

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor and the Bank hereby agree as follows:

AGREEMENT

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.    Guaranty. (a) The Guarantor unconditionally guarantees and promises to pay to the Bank, in accordance with the payment instructions contained in the Contract, on demand after the default by the Obligor in the performance of its payment obligations under the Contract, in lawful money of the United States, any and all Obligations (as hereinafter defined) consisting of payments due to the Bank; provided, however, that the monetary liability of the Guarantor under this Guaranty shall not at any time exceed $ . For purposes of this Guaranty the term “Obligations” shall mean and include all payments, liabilities and obligations owed by the Obligor to the Bank (whether or not evidenced by any note, instrument or agreement and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Contract or otherwise, including without limitation all interest, late fees, charges, expenses, attorneys' fees and other professionals' fees chargeable to the Obligor or payable by the Obligor thereunder and any costs of collection hereunder.

(b)    Subject to Section 1(f) hereof, this Guaranty is absolute, unconditional, continuing and irrevocable, constitutes an independent guaranty of payment, and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part any of the Obligor's Obligations to the Bank, the existence or continuance of the Obligor as a legal entity, the consolidation or merger of the Obligor with or into any other entity, the sale, lease or disposition by the Obligor of all or substantially all of its assets to any other entity, or the bankruptcy or insolvency of the Obligor, the admission by the Obligor of its inability to pay its debts as they mature, or the making by the Obligor of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors. If the Obligor fails to pay any Obligations to the Bank that are subject to this Guaranty as and when they are due, the Guarantor shall, subject to any limitation set forth in Section 1(a) hereof, forthwith pay to the Bank all such liabilities or obligations in immediately available funds. Each failure by the Obligor to pay any such liabilities or obligations shall give rise to a separate cause of action, and separate suits may be brought hereunder as each cause of action arises.

(c)    The Bank, may at any time and from time to time, without the consent of or notice to the Guarantor, except such notice as may be required by applicable statute which cannot be waived, without incurring responsibility to the Guarantor, and without impairing or releasing the obligations of the Guarantor hereunder, (i)  exercise or refrain from exercising any rights against the Obligor or others (including the Guarantor) or otherwise act or refrain from acting, (ii) settle or compromise any Obligations hereby guaranteed and/or any other obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any obligations and liabilities which may be due to the Bank or others, and (iii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property pledged or mortgaged by anyone to secure or in any manner securing the Obligations hereby guaranteed.

(d)    The Bank may not, without the prior written consent of the Guarantor, (i) change the manner, place and terms of payment or change or extend the time of payment of, renew, or alter any Obligation hereby guaranteed, or in any manner modify, amend or supplement the terms of the Contract or any documents, instruments or agreements executed in connection therewith, (ii) take and hold security or additional security for any or all of the obligations or liabilities covered by this Guaranty, or (iii) assign its rights and interests under this Guaranty, in whole or in part.

(e)    No invalidity, irregularity or unenforceability of the Obligations hereby guaranteed shall affect, impair, or be a defense to this Guaranty.

(f)    This Guaranty may be terminated by the Guarantor at any time and for any reason, at its sole option, upon delivery by the Guarantor to the Bank of a notice of the Guarantor's election to terminate this Guaranty. Unless terminated earlier, this Guaranty will remain in full force and effect until termination of the Contract. Such expiration or termination of this Guaranty will not, however, affect or reduce the Guarantor's obligation hereunder for any liability incurred prior to such expiration or termination.

2.    Representations and Warranties. The Guarantor represents and warrants to the Bank that (a) the Guarantor is a [société anonyme] duly organized, validly, existing and in good standing under the laws of its jurisdiction of incorporation or formation; (b) the execution, delivery and performance by the Guarantor of this Guaranty are within the power of the Guarantor and have been duly authorized by all necessary actions on the part of the Guarantor; (c) this Guaranty has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally; (d) the execution, delivery and performance of this Guaranty do not (i) violate any law, rule or regulation of any governmental authority, or (ii) result in the creation or imposition of any material lien, charge, security interest or encumbrance upon any property, asset or revenue of the Guarantor; (e) no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person (including, without limitation, the shareholders of the Guarantor) is required in connection with the execution, delivery and performance of this Guaranty, except such consents, approvals, orders, authorizations, registrations, declarations and filings that are so required and which have been obtained and are in full force and effect; (f) the Guarantor is not in violation of any law, rule or regulation other than those the consequences of which cannot reasonably be expected to have material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty; and (g) no litigation, investigation or proceeding of any court or other governmental tribunal is pending or, to the knowledge of the Guarantor, threatened against the Guarantor which, if adversely determined, could reasonably be expected to have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty.

3.    Waivers. (a) The Guarantor, to the extent permitted under applicable law, hereby waives any right to require the Bank to (i) proceed against the Obligor or any other guarantor of the Obligor's obligations under the Contract, (ii) proceed against or exhaust any security received from the Obligor or any other guarantor of the Obligor's Obligations under the Contract, or (iii) pursue any other right or remedy in the Bank's power whatsoever.

(b)    The Guarantor further waives, to the extent permitted by applicable law, (i) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of the Guarantor against the Obligor, any other guarantor of the Obligations or any security; (ii) any setoff or counterclaim of the Obligor or any defense which results from any disability or other defense of the Obligor or the cessation or stay of enforcement from any cause whatsoever of the liability of the Obligor (including, without limitation, the lack of validity or enforceability of the Contract); (iii) any right to exoneration of sureties that would otherwise be applicable; (iv) any right of subrogation or reimbursement and, if there are any other guarantors of the Obligations, any right of contribution, and right to enforce any remedy that the Bank now has or may hereafter have against the Obligor, and any benefit of, and any right to participate in, any security now or hereafter received by the Bank; (v) all presentments, demands for performance, notices of non‑performance, notices delivered under the Contract, protests, notice of dishonor, and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Obligations and notices of any public or private foreclosure sale; (vi) the benefit of any statute of limitations; (vii) any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling; and (viii) any right to be informed by the Bank of the financial condition of the Obligor or any other guarantor of the Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations.

The Guarantor has the ability to and assumes the responsibility for keeping informed of the financial condition of the Obligor and any other guarantors of the Obligations and of other circumstances affecting such nonpayment and nonperformance risks.

4.    Notice of Advances or Defaults. Within ten (10) days after each advance of a loan under the Contract, the Bank will notify the Guarantor of (a) the amount of such loan and (b) the aggregate amount loans that are outstanding under the Contract, after giving effect to such loan. In addition, the Bank will promptly notify the Guarantor of any default under the Contract.

5.    Miscellaneous.

(a)Notices. All notices, requests, demands and other communications that are required or may be given under this Guaranty shall be in writing and shall be personally delivered or sent by certified or registered mail. If personally delivered, notices, requests, demands and other communications will be deemed to have been duly given at time of actual receipt. If delivered by certified or registered mail, deemed receipt will be at time evidenced by confirmation of receipt with return receipt requested. In each case notice shall be sent:

if to the Bank, to:	______________________
______________________
______________________
Attention: ____________________

if to the Guarantor, to:	______________________
______________________
______________________
Attention: ____________________

or to such other place and with such other copies as the Bank or the Guarantor may designate as to itself by written notice to the other pursuant to this Section 5(a).

(b)    Nonwaiver. No failure or delay on the Bank's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c)    Amendments and Waivers. This Guaranty may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Guarantor and the Bank. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d)    Assignments. This Guaranty shall be binding upon and inure to the benefit of the Bank and the Guarantor and their respective successors and permitted assigns. This Guaranty may not be assigned by the Guarantor without the express written approval of the Bank, which may not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the Guarantor may, without approval of the Bank, assign this Guaranty to any entity that [minimum credit standards for assignee to be agreed].

(e)    Cumulative Rights, etc. The rights, powers and remedies of the Bank under this Guaranty shall be in addition to all rights, powers and remedies given to the Bank by virtue of any applicable law, rule or regulation, the Contract or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Bank's rights hereunder.

(f)    Partial Invalidity. If at any time any provision of this Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(g)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(h)    JURISDICTION. EACH PARTY (A) IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF AND (B) WAIVES ANY OBJECTION WHICH SUCH PARTY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT.

(i)    Jury Trial. EACH OF THE GUARANTOR AND THE BANK, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY.

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IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed as of the day and year first written above.

TOTAL S.A.

By
Name:
Title:

[BANK]

By
Name:
Title:

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